CONSULTING AGREEMENT EXTENSION

This will further extend the term of that Consulting Agreement entered into as of July 3, 1990 by BEI Electronics, Inc. and George S. Brown from June 30, 1996 to June 30, 1997, except that during this extension period the compensation for consulting activities will be paid as follows: $3,000.00 each month as a retainer fee, plus an additional fee of $750.00 for each day of consulting activity performed on authorized travel away from the Santa Barbara area; further, the entire agreement will be subject to cancellation by either party on 30 days notice.


                                                  CONSULTANT


                                                  /s/ George S. Brown
                                                      George S. Brown


ACCEPTED:

BEI ELECTRONICS, INC.


By     /s/ Charles Crocker
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Title  Chairman
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